UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2016 (November 16, 2016)

Pain Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29959	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7801 N. Capital of Texas Highway, Suite 260

Austin, Texas 78731

(Address of principal executive offices, including zip code)

512-501-2444

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On November 16, 2016, Pain Therapeutics, Inc. (the “Company”) received a letter from the Listing Qualifications staff (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that, for the previous 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement (the “Minimum Price Requirement”) under NASDAQ’s Listing Rule 5450(a)(1) for continued listing on The Nasdaq Global Market. This notice has no immediate effect on the listing of the Company’s common stock, which continues to trade on the Nasdaq Global Select Market under the symbol “PTIE.”

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), if during the 180 calendar days following the date of the notification, or prior to May 15, 2017, the closing bid price of the Company's common stock is at or above $1.00 for a minimum of 10 consecutive business days, the Staff will provide the Company with written confirmation of compliance.

The Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider implementing available options to regain compliance with the Minimum Price Requirement under the NASDAQ Listing Rules.

If the Company does not achieve compliance with the Minimum Price Requirement by May 15, 2017, the Company may be eligible for an additional 180 calendar day compliance period if it elects to transfer to the Nasdaq Capital Market, in order to take advantage of the additional compliance period offered on that market. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period. However, if it appears to the Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, the Staff would notify the Company that its securities would be subject to delisting. In the event of such notification, the Company may appeal the Staff’s determination to delist its securities, which will defer the delisting process until after an appeal hearing. There can be no assurance such an appeal would be successful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pain Therapeutics, Inc.

Dated: November 18, 2016	By:	/s/ Peter S. Roddy
Peter S. Roddy
Vice President and Chief Financial Officer